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                                                                   EXHIBIT 10.22

                             CONTRACT OF EMPLOYMENT

     1.   PARTIES

     (1)  APROPOS TECHNOLOGY LIMITED ("the Employer")

     (2)  DAVID ASHWORTH ("the Employee")

     2.   DATE OF EMPLOYMENT

          The Employee's employment commenced on 19th November 2001.

          The Employee's period of continuous employment for the purposes of the Employment Rights Act 1996 commenced on 19th November 2001.

     3.   NATURE OF EMPLOYMENT

          The Employee is employed as SENIOR VICE PRESIDENT, EMEA

          The Employee shall carry out such duties as shall from time to time be assigned to him/her by the Employer.

          The Employee is not authorised to bind the Employer in any contract for sale or provision of services by them.

          The Employee will be expected, on a daily basis, to report to and liaise with his/her Line Manager.

          The Employee agrees that he will spend the whole of his time and attention on the Employer's business and that during the term of his/her employment with the Employer he/she will not engage in any other employment, occupation, consulting or other business activity.

     4.   PROBATIONARY PERIOD

          There will be an initial probationary period of 1 month during which time (1) there shall be no right to holiday (2) the disciplinary procedure will not apply and (3) either the Employer or the Employee may terminate the Employee's employment on 1 week's notice. After the probationary period either party may only terminate the contract by giving written notice in accordance with Clause 5 below.

     5.   NOTICE OF TERMINATION

          In order to terminate the employment under this contract, the Employee is required to give to the Employer, and the Employer is required to give to the Employee 6 month's written notice.

          [After notice has been served by the Employer or the Employee the Employer may:

          (a) require the Employee to carry out no duties; or

          (b) require the Employee to remain away from the office; or

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          (c)  require the Employee to carry out such duties as the Employer may require Provided that such duties are of a standard appropriate to the Employee's job description.

          For the avoidance of doubt the Employee shall remain an employee of the Employer during the notice period and will continue to be bound by the terms of this contract.]

     6.   REMUNERATION

          The Employee's gross remuneration will be L 140,000 per annum basic (plus commission payments as outlined in the annual compensation plan outlined separately) and shall be paid monthly in arrears net of tax and national insurance and shall be deemed to accrue from day to day based on a 5 day working week.

          Salaries are normally paid by direct transfer to the Employee's bank account on the twentieth day of the month except that, where such day does not fall on a working day, payment will be made on the next working day.

     7.   EXPENSES

          The Employee shall be reimbursed all reasonable expenses properly incurred in discharge of the Employee's duties in accordance with this contract and subject to any other instructions or regulations issued by the Employer from time to time. As a pre-condition of payment, the Employee will be expected to produce vouchers, receipts, or other evidence of the expenses in respect of which the Employee claims reimbursement.

     8.   OTHER BENEFITS

          In addition to the above remuneration the Employee shall be entitled to:

          (a) PRIVATE HEALTH COVER: The employee and immediate family members (spouse, children etc) will be provided with private health cover, currently provided through BUPA
          (b) CAR ALLOWANCE: The employee will qualify for a car allowance of L 9,600 per annum payable monthly along with salary. Mileage is reimbursed according to cubic capacity of vehicle in accordance with Inland Revenue recommendations.

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          (c)  GROUP PERSONAL PENSION SCHEME: the Employee shall be eligible to join the Apropos Pension Scheme ("the Scheme") provided by Standard Life, which provides the benefits associated with a personal pension, but administered as a company scheme whilst the employee remains employed by the company.

               The company will contribute 5% of salary, car allowance and bonus/commission, into a Group Personal pension Scheme. Your contribution should you join, will be 3% of the same gross figure, although you may pay an increased contribution if you so desire.

               Membership of this scheme is voluntary however the sum contributed by the company will not be contributed to any other scheme.

          (d) LIFE ASSURANCE: The Employee will qualify for Life Assurance at four times basic salary, normally commencing from the day of joining, but subject to a suitable medical examination.

          (e) PERMANENT HEALTH INSURANCE: The Employee will qualify for Permanent Health Insurance at 75% of their combined base salary plus car allowance plus on target bonus and commissions, less the basic State Incapacity Benefit. Membership of this scheme will normally be from the date of joining the company.

          (f) STOCK OPTIONS: A recommendation will be made to the board of Apropos Technology Inc to issue you with an initial incentive stock option (ISO) of XXXX shares of Apropos Stock. The ISO has a standard twelve-month probation period after which on the first anniversary date you will vest he first twelve months and accrue 1/48 of the total option each month thereafter until the option is fully vested at four years. This option has an exercise price of $AAA per share. Upon exercise of any shares under the option granted and described above, you must pay the exercise price for each share exercised.

          To the extent that any of the benefits are taxable the Employee will be responsible for all those liabilities.

     9.   PLACE OF WORK

          The Employee's primary place of work will be at Building B, Sefton Park, Stoke Poges, Buckinghamshire.

          In addition the Employee will be required to work at such other places as the Employer may from time to time specify for the performance of the Employee's duties.

          If the Employer requires the Employee to change his/her residence the Employer will reimburse such removal and other incidental expenses as the Employer considers reasonable in the circumstances. In addition, the Employee shall travel to such parts of the world as the Employer may direct or authorise. If the Employer requires the Employee to work outside the United Kingdom for a period of more than one month it will provide him with written details of any terms and conditions which may apply to that work and his/her return to the United Kingdom.

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     10.  HOURS OF WORK

          The normal working hours of the Employee will be from 9.00 a.m. to
          5.30 p.m. on Mondays to Fridays. The Employee will be entitled to an hour's lunch break during each working day.

          In addition the Employee shall be required to work at such other times as the Employer may reasonably require to meet the needs of the business. The Employee will not receive additional payment for such further work.

     11.  HOLIDAYS

          (a)  ANNUAL HOLIDAYS

               The Employee's annual paid holiday entitlement is 23 working days in each complete year of employment. Holiday entitlement will accrue pro-rata to each completed month of employment.

               The Employee is required to submit a holiday request form to his/her Line Manager for approval for all periods of leave.

               The holiday year runs from January 1st to December 31st.

               It is not permitted to carry forward holiday entitlement from one holiday year to the next nor will payments in lieu be made in respect of holiday not taken in the relevant holiday year.

               The Employee must ensure that there is no unnecessary overlapping with the holidays of other staff who would be responsible for the Employee's duties whilst he/she is on holiday.

               Holiday pay on termination of employment will be calculated by establishing the number of days holiday accrued in the holiday year up to the date of termination and subtracting from this the number of days taken during the current holiday year. The number of days remaining, if any, will be paid.

          (b)  BANK HOLIDAYS AND PUBLIC HOLIDAYS

               In addition to annual holidays the Employee shall be entitled to paid holidays on all statutory and public holidays together with any additional holidays awarded by the Employer.

     12.  SICKNESS OR INJURY

          Absence due to sickness or injury must be notified to the Employee's Line Manager, or to the Managing Director if the Line Manager is not available, before 10.00 a.m. on the first day of sickness together with an estimate of the period of absence envisaged. Any change in the estimated period of absence must be notified as soon as possible.

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          If the absence continues for more than 5 continuous working days a certificate from the Employee's doctor should be submitted explaining the nature of the sickness or injury.

          During all periods of absence due to sickness or injury the Employee should keep the Employer informed as to his/her likely date of return.

          A Form SC2 (Self-Certification of Sickness) is required in all cases of uncertified sickness.

          The Employee shall be entitled to statutory sick pay in accordance with the Social Security and Housing Benefits Act 1982 (as amended), and any other payment will be at the discretion of the Employer.

          If the Employee is absent for more than 12 weeks in any 12-month period due to sickness or injury then the Employer is entitled to terminate the employment.

     13.  MATERNITY LEAVE/MATERNITY PAY

          Employees with the requisite period of service will, if pregnant, be entitled to statutory maternity pay and statutory maternity leave.

          Full details of the relevant regulations and entitlements may be obtained on request from Managing Director.

     14.  RETIREMENT

          The Employee's employment shall, unless alternative arrangements are made in writing, terminate automatically upon the Employee reaching the age of 60. This may be extended by written consent of the Employer. The exact day on which the Employee is expected to leave should, however, be agreed at least one month in advance with the Employer.

     15.  HEALTH AND SAFETY

          The Employee is bound to comply with the duties imposed by the Health and Safety at Work Act 1974 or any substitution thereof or amendment or alteration thereto ("the Act") and the Health and Safety Regulations made or to be made under the Act and in particular with the duties set out under section 7 of the Act which require an employee to:

          (a) take reasonable care for the health and safety of him or herself and of others who may be affected by his/her acts or omissions at work;

          (b) as regards any duty imposed on the Employer or any other person, co-operate with the Employer so far as is necessary to enable that duty to be performed or complied with.

     16.  GRIEVANCE PROCEDURE

          If the Employee has any grievance relating to his/her employment he/she should raise it in the first instance within 7 days either orally or in writing with his/her Line Manager. If the grievance is not satisfactorily resolved in this way then the Employee has a further 7 days in which to raise the matter in writing with the Managing Director. The Managing

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          Director then has 7 days from receipt to make a decision and communicate that decision in writing to the Employee. The decision of the Managing Director shall be final.

     17.  DISCIPLINARY PROCEDURE

          The Employer accepts that it is in the interests of good relations with its staff to ensure that there is a fair and proper disciplinary procedure.

          Any Employee who departs from normally expected standards or who violates the Employer's rules will be liable to disciplinary action.

          (a) In the following circumstances, which are intended by way of example only and not by way of a complete list, the Employee will be dismissed summarily by written notice to operate from the date of such notice and the Employee will not be entitled to any further payment under his/her terms of employment except such sum as has accrued and is due at the date of termination:

               (i) refusing to carry out any proper direction given in the course of the employment

               (ii) improperly divulging to any third party any information regarding the Employer, its employees or any person with whom the Employer deals

               (iii) committing any act or divulging any information which is contrary to or damages the interests or objectives of the Employer

               (iv) committing any criminal offence which in the opinion of the Employer makes the Employee unsuitable for the type of work that the Employee is employed to do or may reasonably be expected to do or which makes him/her unacceptable to other employees

               (v)   dishonest conduct

               (vi) violent, obscene or abusive behaviour towards other employees or officers of the Employer

               (vii) serious or wilful breach of the Employee's duties.

          (b) With the exception of acts of the nature referred to in (a) above, the following disciplinary procedure will be adopted. The stages will normally be implemented in order but action may start at any stage in the event of serious misconduct or an aspect of poor performance that creates a risk to other employees.

               (i) On the first occasion that an Employee fails to reach the standards required, the Employee will receive a formal verbal warning.

               (ii) If the required improvement is not made, or if the first offence is considered too serious for a formal verbal warning, the Employee will receive a formal written warning.

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               (iii) Continued failure to achieve the required improvement, or further transgressions, will result in a final written warning being issued.

               (iv) Failure to comply with the conditions of a final written warning will result in dismissal after the requisite period of notice or payment of salary in lieu thereof.

               The following, which are intended by way of example only and not by way of a complete list, are examples of conduct warranting disciplinary action:

               (i)   poor timekeeping

               (ii)  poor attendance

               (iii) inadequate or incompetent performance of the Employee's job

               (iv) failure to comply with the Employer's established procedures, as notified from time to time

               (v) attending the Employer's premises or engaging in the Employer's business whilst under the influence of alcohol or unlawful drugs

               (vi) rudeness or discourtesy to people with whom the Employer deals or to other employees.

          (c) The Employer reserves the right to suspend the Employee on full pay pending investigation where the Employer has reasonable grounds to believe that the Employee's continued employment might be prejudicial to the Employer's business or other employees.

          (d) The Employer reserves the right to exclude the Employee from the premises during his/her period of notice and shall be under no obligation to provide any work for the Employee or to assign him/her any duties.

          (e) If the Employee has outside interests which in the opinion of the Employer conflict with its interests, the Employee may be asked to leave the service of the Employer.

          (f) The Employer reserves the right to suspend the Employee without pay as a disciplinary measure.

          (g) The Employee may appeal in accordance with the provisions of the grievance procedure set out in Clause 16 above against any disciplinary action taken.

     18.  SEXUAL HARASSMENT

          Apropos Technology considers that sexual harassment in the workplace is unacceptable and will treat all complaints seriously.

          An Employee who feels that he/she has been subjected to sexual harassment should raise the matter with his/her Line Manager under the terms of the grievance procedure set out in

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          Clause 16 above.

          An Employee who is found to be the perpetrator of harassment will be liable to disciplinary action under the terms of the disciplinary procedure set out in Clause 17 above. The Employer may exercise its discretion as to the disciplinary measures which will be taken, depending on the nature of the conduct.

     19.  CONFIDENTIAL INFORMATION

          The Employee agrees and undertakes not to discuss, divulge, or make use of, either directly or indirectly, otherwise than in the proper performance of his/her duties hereunder, any information relating to the business of the Employer. This obligation shall continue after the termination of the Employee's employment. The Employee accepts that a breach of this undertaking may result in the termination of the Employee's employment or the institution of legal proceedings if at the date of the breach the employment has already been terminated.

     20.  DUTIES UPON TERMINATION

          Upon the termination of the Employee's employment the Employee will return to the Employer all documents, computer software and other property belonging to the Employer, without making or retaining copies thereof.

SIGNED by Jeffrey Cordes
for and on behalf of the Employer

/s/ Jeffrey Cordes

Date: February 4, 2003


SIGNED by  David Ashworth (the Employee)


/s/ David Ashworth

Date: February 4, 2003

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